UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2013

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Cousins Properties Incorporated (the “Company”) (NYSE: CUZ) announced today it will redeem all 2,993,090 issued and outstanding shares of its 7¾% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) (CUSIP: 222795304) on May 13, 2013 (the “Redemption Date”). The shares of Series A Preferred Stock will be redeemed at a redemption price (the “Redemption Price”) of $25.00 per share of Series A Preferred Stock. The redemption price does not include the $0.484375 per share quarterly dividend that will be paid separately on or before May 15, 2013 to holders of record of the Series A Preferred Stock on May 1, 2013. From and after the Redemption Date, dividends on the Series A Preferred Stock will cease to accrue and the only remaining right of the holders of shares of the Series A Preferred Stock will be to receive payment of the Redemption Price and such quarterly dividend.

The notice of redemption will be mailed to holders of record of the Series A Preferred Stock on April 11, 2013. Questions relating to the notice of redemption should be directed to American Stock Transfer & Trust Company, LLC, the Company’s transfer agent and the paying agent (the “Redemption Agent”) for the redemption of the Series A Preferred Stock at (877) 248-6417 or (718) 921-8317. The address of the Redemption Agent is American Stock Transfer & Trust Company, LLC, Corporate Actions Group, 6201 15th Avenue, Brooklyn, NY 11219.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.        Exhibit Description

99.1            Press Release, dated April 11, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.            Exhibit Description
99.1                Press Release, dated April 11, 2013